Exhibit 10.3

SECOND AMENDMENT TO THE

AECOM EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AMENDMENT to the AECOM Executive Deferred Compensation Plan (the “Plan”) is adopted by AECOM (the “Company”) effective as of February 1, 2020.

WITNESSETH:

WHEREAS, the Company maintains the Plan, and such Plan is currently in effect; and

WHEREAS, Section 10.1 of the Plan provides that the Administrative Committee shall have the authority to amend the Plan from time to time; and

WHEREAS, the AECOM Americas Benefits Administrative Committee is currently serving as the Administrative Committee for the Plan; and

WHEREAS, as a result of the Company’s agreement to sell its Management Services business (“MS”) to Maverick Purchaser Sub, LLC, a Delaware limited liability company (“Maverick”), an unrelated employer, certain MS employees (“MS transferred employees”) became employees of Amentum Holdings, LLC and/or its affiliated employers (“Amentum”), effective as of February 1, 2020; and

WHEREAS, the Company wishes to amend the Plan to reflect the spinoff and transfer of notional Accounts related to the MS transferred employees to the Amentum Executive Deferred Compensation Plan maintained by Amentum, effective as of February 1, 2020.

NOW, THEREFORE, the Company amends the Plan, effective as of February 1, 2020, by adding the following to the end of Section 2.1 of the Plan:

“As a result of AECOM’s agreement to sell its Management Services business (‘MS’) to Maverick Purchaser Sub, LLC, a Delaware limited liability company (‘Maverick’), certain MS employees became employees of Amentum Holdings, LLC and/or its affiliated employers (‘Amentum’), and, effective as of February 1, 2020, the Accounts of such MS employees were transferred to the Amentum Executive Deferred Compensation Plan, which is maintained by Amentum.”

* * * * * * *

Except as otherwise set forth, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the AECOM Americas Benefits Administration Committee has caused these presents to be executed by its Chair thereunto duly authorized this 29th day of December 2020.

AECOM AMERICAS BENEFITS ADMINISTRATION COMMITTEE

/s/ Bernard C. Knobbe, Chair